Exhibit 99.1
THE REALREAL ANNOUNCES FIRST QUARTER 2025 RESULTS
Q1 2025 Revenue of $160 million, up 11% Year-Over-Year
Q1 2025 Net Income of $62 million including $80 million of non-cash gains
Q1 2025 Adjusted EBITDA of $4.1 million improved $6.4 million Year-Over-Year

SAN FRANCISCO, May 8, 2025 -The RealReal, Inc. (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its first quarter ended March 31, 2025. First quarter 2025 gross merchandise value (GMV) and total revenue increased 9% and 11% respectively, compared to the first quarter of 2024. During the quarter, gross margin of 75.0% improved 40 basis points compared to the same period in 2024. First quarter Adjusted EBITDA improved $6 million compared to the first quarter of 2024.

"We are pleased to report strong first quarter results and our focus remains steadfast,” said Rati Levesque, Chief Executive Officer of The RealReal. “We are reaffirming our full year 2025 guidance despite the uncertainties from tariffs and a less predictable backdrop. We occupy a unique position at the intersection of luxury and value, and we source our supply primarily from domestic closets, so there is potential to realize benefits in the current environment. Our strategy is working; we believe our brand is strong and we have built flexibility into our operations that enables us to effectively navigate a range of conditions.”

Levesque continued, “Our results demonstrate consistent execution on our strategic pillars: unlocking profitable supply through our growth playbook, driving operational efficiency, and obsessing over service to create exceptional experiences for our consignors and buyers. In the first quarter, the elements of our growth playbook – sales, marketing, and stores – came together to deliver healthy supply trends and our highest number of new consignors in over two years. Our relentless focus on driving operational efficiencies, including our proven ability in applying AI to our operations, reinforces our confidence in delivering on our 2025 objectives."

First Quarter Highlights
•GMV was $490 million, an increase of 9% compared to the same period in 2024
•Total Revenue was $160 million, an increase of 11% compared to the same period in 2024
•Gross Profit was $120 million, an increase of $13 million compared to the same period in 2024
•Gross Margin was 75.0%, an increase of 40 basis points compared to the same period in 2024
•Net Income was $62 million or 39.0% of total revenue, compared to $(31) million or (21.6)% of total revenue in the same period in 2024
•Adjusted EBITDA was $4.1 million or 2.6% of total revenue compared to $(2.3) million or (1.6)% of total revenue in the same period in 2024
•GAAP basic net income (loss) per share was $0.56 compared to $(0.30) in the prior year period and GAAP diluted net loss per share was $(0.14) compared to $(0.30) in the prior year period
•Non-GAAP basic and diluted net loss attributable to common shareholders per share was $(0.08) compared to $(0.12) in the prior year period
•Top-line-related Metrics
▪Trailing twelve months active buyer count was 985,000, an increase of 7% compared to the same period in 2024
▪Average order value (AOV) was $564, an increase of 5% versus the same period in 2024

Q2 and Full Year 2025 Guidance
Based on market conditions as of May 8, 2025, we are reaffirming our full year guidance. Additionally, we are providing guidance for second quarter 2025 GMV, Total Revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including payroll tax expense on employee stock transactions, that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q2 2025	Full Year 2025
GMV	$476 - $486 million	$1.96 - $1.99 billion
Total Revenue	$157 - $161 million	$645 - $660 million
Adjusted EBITDA	$3.0 - $4.0 million	$20 - $30 million

Webcast and Conference Call
The RealReal will host a conference call to review the company’s first quarter results beginning at approximately 2:00 p.m. Pacific Time today (5:00 p.m. Eastern Time). A live webcast of the conference call and accompanying materials will be available online at investor.therealreal.com. A replay of the webcast will be available at the same location. To access the conference call by phone, participants will need to register to obtain a dial-in phone number and an access code. Please register using this link: https://register-conf.media-server.com/register/BI845ce0df025744eda18750eba5f22d41.

About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 38 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We handle all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as shipping and customer service.
Investor Relations Contact:
Caitlin Howe
IR@therealreal.com
Press Contact:
Mallory Johnston
pr@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the recent geopolitical events, and uncertainty surrounding macroeconomic trends, financial guidance, anticipated growth in 2025, the anticipated impact of generative AI, and medium-term goals and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA as a percentage of total revenue ("Adjusted EBITDA Margin"), non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net income (loss) before interest income, interest expense, provision (benefit) for income taxes, and depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, restructuring charges, gain on extinguishment of debt, change in fair value of warrant liability and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that

Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net income (loss) plus stock-based compensation expense, provision (benefit) for income taxes, payroll tax expense on employee stock transactions, restructuring charges, gain on extinguishment of debt, change in fair value of warrant liability, and certain one-time items divided by weighted average shares outstanding. We believe that making these adjustments before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Consignment revenue	$123,814	$115,648
Direct revenue	20,454	12,709
Shipping services revenue	15,765	15,443
Total revenue	160,033	143,800
Cost of revenue:
Cost of consignment revenue	12,954	13,280
Cost of direct revenue	15,235	12,285
Cost of shipping services revenue	11,821	10,956
Total cost of revenue	40,010	36,521
Gross profit	120,023	107,279
Operating expenses:
Marketing	15,855	15,283
Operations and technology	66,978	62,972
Selling, general and administrative	49,961	46,770
Restructuring charges	—	196
Total operating expenses (1)	132,794	125,221
Loss from operations	(12,771)	(17,942)
Change in fair value of warrant liability	42,503	(15,583)
Gain on extinguishment of debt	37,101	4,177
Interest income	1,374	2,069
Interest expense	(6,320)	(3,751)
Other income, net	608	—
Income (loss) before provision for income taxes	62,495	(31,030)
Provision for income taxes	95	71
Net income (loss) attributable to common stockholders	$62,400	$(31,101)
Net income (loss) per share attributable to common stockholders, basic	$0.56	$(0.30)
Net income (loss) per share attributable to common stockholders, diluted	$(0.14)	$(0.30)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic	112,038,075	105,212,053
Weighted average shares used to compute net loss per share attributable to common stockholders, diluted	120,779,324	105,212,053

(1) Includes stock-based compensation as follows:
Marketing	$303	$410
Operations and technology	2,224	2,304
Selling, general and administrative	4,832	4,406
Total	$7,359	$7,120

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$139,602	$172,212
Accounts receivable, net	27,750	13,961
Inventory, net	26,472	23,583
Prepaid expenses and other current assets	14,323	22,913
Total current assets	208,147	232,669
Property and equipment, net	97,608	94,443
Operating lease right-of-use assets	73,972	75,714
Restricted cash	14,859	14,911
Other assets	5,781	5,358
Total assets	$400,367	$423,095
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$19,764	$11,004
Accrued consignor payable	82,278	89,718
Operating lease liabilities, current portion	22,862	22,835
Convertible senior notes, net, current portion	26,704	26,653
Other accrued and current liabilities	88,384	98,466
Total current liabilities	239,992	248,676
Operating lease liabilities, net of current portion	82,527	85,790
Convertible senior notes, net	234,723	276,807
Non-convertible notes, net	137,495	134,470
Warrant liability	36,081	78,584
Other noncurrent liabilities	5,618	6,144
Total liabilities	736,436	830,471
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of March 31, 2025, and December 31, 2024; 113,094,079 and 111,242,479 shares issued and outstanding as of March 31, 2025, and December 31, 2024, respectively	1	1
Additional paid-in capital	855,357	846,450
Accumulated deficit	(1,191,427)	(1,253,827)
Total stockholders’ deficit	(336,069)	(407,376)
Total liabilities and stockholders’ deficit	$400,367	$423,095

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$62,400	$(31,101)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	8,375	8,309
Stock-based compensation expense	7,359	7,120
Reduction of operating lease right-of-use assets	3,961	3,667
Bad debt expense	671	424
Non-cash interest expense	(560)	818
Issuance costs allocated to liability classified warrants	—	374
Accretion of debt discounts and issuance costs	494	581
Provision for inventory write-downs and shrinkage	525	1,149
Gain on debt extinguishment	(37,101)	(4,177)
Change in fair value of warrant liability	(42,503)	15,583
Gain related to warehouse fire, net	(380)	—
Other adjustments	(44)	(699)
Changes in operating assets and liabilities:
Accounts receivable, net	(14,460)	(3,017)
Inventory, net	(3,414)	(23)
Prepaid expenses and other current assets	7,307	2,993
Other assets	(469)	258
Operating lease liability	(5,455)	(4,916)
Accounts payable	1,783	133
Accrued consignor payable	(7,440)	(1,322)
Other accrued and current liabilities	(9,254)	385
Other noncurrent liabilities	(65)	(6)
Net cash used in operating activities	(28,270)	(3,467)
Cash flow from investing activities:
Insurance proceeds related to warehouse fire	1,719	—
Capitalized proprietary software development costs	(2,864)	(3,180)
Purchases of property and equipment	(4,714)	(2,141)
Net cash used in investing activities	(5,859)	(5,321)
Cash flow from financing activities:
Proceeds from exercise of stock options	24	7
Taxes paid related to restricted stock vesting	(54)	(305)
Cash received from settlement of capped calls in conjunction with the Note Exchanges	1,499	396
Issuance costs paid related to the Note Exchanges	(2)	(1,027)
Net cash provided by (used in) financing activities	1,467	(929)
Net decrease in cash, cash equivalents and restricted cash	(32,662)	(9,717)
Cash, cash equivalents and restricted cash
Beginning of period	187,123	190,623
End of period	$154,461	$180,906

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2025	2024
Adjusted EBITDA Reconciliation:
Net income (loss)	$62,400	$(31,101)
Net income (loss) (% of revenue)	39.0%	21.6%
Depreciation and amortization	8,375	8,309
Interest income	(1,374)	(2,069)
Interest expense	6,320	3,751
Provision for income taxes	95	71
EBITDA	75,816	(21,039)
Stock-based compensation	7,359	7,120
Payroll taxes expense on employee stock transactions	539	56
Restructuring charges (1)	—	196
Gain on extinguishment of debt (2)	(37,101)	(4,177)
Change in fair value of warrant liability (3)	(42,503)	15,583
Adjusted EBITDA	$4,110	$(2,261)
Adjusted EBITDA (% of revenue)	2.6%	(1.6)%
(1) The restructuring charges for the three months ended March 31, 2024 consist of employee severance related charges.
(2) The gain on extinguishment of debt for the three months ended March 31, 2025 reflects the difference between the carrying value of the February 2025 Exchanged Notes and the fair value of the 2031 Notes. The gain on extinguishment of debt for the three months ended March 31, 2024 reflects the difference between the carrying value of the 2024 Exchanged Notes and the fair value of the 2029 Notes.
(3) The change in fair value of warrant liability for the three months ended March 31, 2025 and March 31, 2024 reflects the remeasurement of the warrants issued by the Company in connection with the 2024 Note Exchange in February 2024.
A reconciliation of GAAP net income (loss) to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$62,400	$(31,101)
Stock-based compensation	7,359	7,120
Payroll tax expense on employee stock transactions	539	56
Restructuring charges	—	196
Provision for income taxes	95	71
Gain on extinguishment of debt	(37,101)	(4,177)
Change in fair value of warrant liability	(42,503)	15,583
Non-GAAP net loss attributable to common stockholders	$(9,211)	$(12,252)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	112,038,075	105,212,053
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.08)	$(0.12)
The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(28,270)	$(3,467)
Purchase of property and equipment and capitalized proprietary software development costs	(7,578)	(5,321)
Free cash flow	$(35,848)	$(8,788)

Key Financial and Operating Metrics:

	March 31 2023	June 30 2023	September 30 2023	December 31 2023	March 30 2024	June 30 2024	September 30 2024	December 31 2024	March 31 2025
	(In thousands, except AOV and percentages)
GMV	$444,366	$423,341	$407,608	$450,668	$451,941	$440,914	$433,074	$503,534	$490,405
NMV	$327,805	$303,918	$302,912	$335,245	$334,815	$329,422	$335,191	$383,447	$370,757
Consignment Revenue	$102,643	$96,577	$102,852	$113,500	$115,648	$112,714	$116,908	$128,126	$123,814
Direct Revenue	$24,953	$20,887	$17,356	$15,964	$12,709	$16,724	$15,623	$19,524	$20,454
Shipping Services Revenue	$14,308	$13,391	$12,964	$13,909	$15,443	$15,496	$15,224	$16,345	$15,765
Number of Orders	891	789	794	826	840	820	829	870	869
Take Rate	37.4%	36.7%	38.1%	37.7%	38.4%	38.5%	38.6%	37.7%	38.6%
Active Buyers	1,014	985	954	922	922	942	958	972	985
AOV	$499	$537	$513	$545	$538	$538	$522	$579	$564